UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2009

Mobiform Software, Inc.
(Exact name of registrant as specified in its charter)

Commission file number: 333-150158

Delaware	333-150158	94-3399360
(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

1255 N Vantage Pt. Dr., Suite A, Crystal River, Florida	34429
(Address of principal executive offices)	(Zip Code)

(352) 564-9610
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE CONTRACTS.

On November 24, 2009, Mobiform Software, Inc., a Delaware company (“Mobiform”), entered into a three (3) year agreement (the “License Agreement”) with Johnson Controls, Inc., a Wisconsin company (“JCI”), in which Mobiform granted to JCI a non-exclusive license to a portion of the Mobiform’s proprietary software primarily for the purpose of utilization in JCI’s industrial control software products.  JCI has agreed to pay Mobiform $240,000, 50% each upon invoices dated November 16, 2009 and April 1, 2010.  JCI is entitled to extend the term of the Agreement in one-year increments upon payment of $120,000 per additional year.

In addition, on November 24, 2009 JCI and Mobiform have entered into a three (3) year consulting agreement (the”Consulting Agreement”).  The only work defined to date is for Mobiform during a four month period to create a 3D XAML library of 335 specific controls in Windows Presentation and Silverlight using animated raster images provided by JCI. Payment to Mobiform will be based upon the time and nature of the work done.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIFORM SOFTWARE, INC.

Date: December 1, 2009	By:	/s/ Allen Ronald DeSerranno
Allen Ronald DeSerranno
President and Chief Executive Officer